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Exhibit (a)(12)

Microvision, Inc.
Notice Of Invalid Option Exchange Election Form

        The attached Form has not been processed.

Name:	Today's Date:

RE: Option Exchange Election Form Dated:

        ***********************************************************************************

You submitted an Option Exchange Election Form that has been rejected for one or more of the following reasons. You must submit a new form free of errors if you wish to participate in the Exchange Offer.

        ***********************************************************************************

☐	Unable to match one or more traunches (A traunche is identified by a three-way match of Grant No.—Grant Date—Vest Date).
☐	Number of shares in the "Number of Share to Cancel" column exceeds shares eligible for that traunche.
☐	Form has not been properly authorized by you.
☐	Other:

        If you have questions or would like further explanation, please contact the Options Desk at (425) 415-6755 or 6629.

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Microvision, Inc. Notice Of Invalid Option Exchange Election Form